Star Gold Investor Letter January 2019

Star Gold Corp. (“Star Gold” or the “Company”) continues to make progress following closely the path that was outlined in the 2018 Investor Update dated 18th March 2018 (http://www.stargoldcorp.com/news/20180320ShareholderLetter.pdf ). Star Gold continues to maintain a singular focus on obtaining a mining permit for its flagship project, the Longstreet Project (the “Project”) based in Nevada.

As outlined the steps still required to be completed are as follows:

STEP 1: Submission of the following reports

a.
Hydrology Study – awaiting a Drilling Permit;
b.
Geochemical analysis; and
c.
Plan of Operations Development (Mine Plan, Civil Engineering Designs).

STEP 2: Receiving permission from relevant governmental agencies to proceed to a formal Environmental Impact Study (“EIS”). Permission to prepare a formal EIS is not automatically granted and the relevant agencies may request further clarifications before granting approval to proceed to an EIS.

STEP 3: Publishing the EIS and conducting a public comment period and mitigating comments deemed relevant by regulatory agencies; followed by the expected issuance of a permit to mine the Project.

Project Details

A plan of operations for drilling the process water and required monitor wells (the “Hydrology Drilling Plan”) was developed and filed for review by the United States Forest Service (the “USFS” or “Forest Service”) in April 2018. The Hydrology Drilling Plan also included permitting for possible additional core holes in the mine area if “new” core is required by the Nevada Department of Environmental Protection (the “NDEP”) for rock mass characterization work that would be used to develop a geochemical testing program for the Project.

The USFS review of our Hydrology Drilling Plan was significantly delayed due to certain staffing issues in the USFS. More importantly, Star Gold was given some guidance as to how to approach their submissions that proved to be unwarranted. Once comments were received from the USFS in late August and September 2018, the Hydrology Drilling Plan was revised and finalized and resubmitted to the USFS in early November 2018. The final revisions were decided upon during a mine site meeting with USFS and Star Gold management in mid-October 2018. This meeting also provided an opportunity to review the Longstreet Project in detail with the USFS to gather input on how to streamline the Mine Plan of Operations (the “Mine Plan”) development and approval by including in the initial submission all mitigants for issues of concern such as archeological impacts, wildlife issues, stormwater management, drainage diversion as well as overall operations development and management. Input and feedback from the USFS was very positive and constructive. Management is keeping the USFS informed of all ongoing activities regarding the Project

A geochemistry work plan (the “Geochemistry Plan”) will also need to be engineered once the mine sequencing is developed and the Mine Plan is complete. The Company will then submit the Geochemistry Plan to the NDEP for review and comments.  The NDEP will either approve the Geochemistry Plan as submitted or issue comments to the Company. If comments are issued by NDEP the Company will revise and resubmit the Geochemistry Plan for approval.  The NDEP may require additional drill core to be obtained if they feel that additional core is required to properly illustrate the rock mass in the mine. Once the Geochemistry Plan is approved, samples are taken from existing drill core and submitted to a laboratory testing to determine the extent (if any) of acid generation.  Engineering work is completed after test results are received to mitigate any acid generation from the rock mined.

Work commenced in mid-December 2018 on the USFS requested wildlife management plan (the “Wildlife Plan”) for the proposed hydrology drilling program and the draft of this Wildlife Plan was received for management review on January 11, 2019. The Wildlife Plan will be filed with the USFS shortly. However, the Federal government shutdown has slowed the final review of the overall Wildlife Plan and hydrology drilling will likely not commence until July 2019 due to restrictions on drilling activities that could potentially disturb the Sage Grouse during its breeding season from March-June. The current U.S. Government shut-down has temporarily interrupted on-site progress on the Project until resolved.

While the wait for the drilling permit has been frustrating, Star Gold has not stood still. The Company has been pro-active by:

●
Completing preliminary hydrogeologic work with respect to determining possible process water and monitor well locations.

●
Completing an updated raptor study in May 2018.

●
Soliciting bids to complete the Mine Plan of Operations from Dyer Engineering and Golder in late May 2018. Presentations and a review of these bids was conducted during a management meeting in late June. During this meeting, the details of the proposed “slot” mining method were detailed and post this meeting discussions were opened up with potential mining contactors.

●
Completing conceptual design work on the proposed heap leach pads in several different possible configurations as well as preliminary drainage diversion designs to facilitate a large heap leach pad in the valley next to the proposed Longstreet Mine.

●
Designing crushing plant and conveying layouts specifying how the mined and crushed rock was to be transported to the proposed heap leach pad.

Corporate

Star Gold’s management continues to be actively involved in driving the process towards the EIS phase. It is this phase where value will, in the view of management, accrue to shareholders as very few viable new projects exist in Nevada at the current time.

For the fourth successive year, neither Star Gold’s President nor any member of the Board of Directors drew salaries from the Company. The Officers and Directors remain fully committed to the Project and devote significant time to ensuring all the steps are thoroughly planned and properly executed.

Management also re-iterates its desire to update, upon completion of the Mine Plan of Operations, the existing economic model for the Project. Any updated economic model will be made available to shareholders.

On December 4, 2018 Star Gold amended the Longstreet Property Option Agreement (the “Longstreet Agreement”) to change the due date of certain expenditures required by that agreement (the “Amendment”). The Amendment moves the due date of the “2019” expenditures from January 16, 2019 to August 31, 2019 and also moves the due date of the “2020” expenditures from January 16, 2020 to August 31, 2019. No other provisions of the Longstreet Agreement, as previously amended, were affected by the Amendment.

Effective December 5, 2018 the Company completed all measures necessary to switch Star Gold’s transfer agent responsibilities from Pacific Stock Transfer to Columbia Stock Transfer Company.

The Company encourages all shareholders to review its periodic reports (on Forms 8-K, 10-Q and 10-K) ﬁled with the Securities and Exchange Commission; available at https://www.sec.gov/

About Star Gold Corp.

Star Gold is a gold exploration/development company with 125 unpatented claims located within the Walker Lane belt. The Company is currently focused on developing its flagship property, the Longstreet Property. The Longstreet Property is located in Nye County, Nevada.

Investor Contact:

David Segelov
Office: 208-664-5066
Cell: 646-626-3356
dsegelov@stargoldcorp.com
info@stargoldcorp.com

Disclaimers

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Star Gold Corp (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings.

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